As filed with the Securities and Exchange Commission on March 1, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UBER TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	45-2647441
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

1515 3rd Street
San Francisco, California	94158
(Address of Principal Executive Offices)	(Zip Code)

2019 Equity Incentive Plan

2019 Employee Stock Purchase Plan

Postmates Inc. 2011 Equity Incentive Plan

(Full titles of the plans)

Nelson Chai

Chief Financial Officer

Uber Technologies, Inc.

1515 3rd Street

San Francisco, California 94158

(415) 612-8582

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

David Peinsipp Siana Lowrey Cooley LLP 101 California Street, 5th Floor San Francisco, California 94111 (415) 693-2000	Tony West Keir Gumbs Uber Technologies, Inc. 1515 3rd Street San Francisco, California 94158 (415) 612-8582

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share			Proposed Maximum Aggregate Offering Price			Amount of Registration Fee
Common Stock, par value $0.00001 per share
2019 Equity Incentive Plan	92,489,696	(2)		$51.72	(5)		$4,783,104,647			$521,837
2019 Employee Stock Purchase Plan	18,497,939	(3)		$43.96	(6)		$813,127,790			$88,712
Postmates Inc. 2011 Equity Incentive Plan	95,130	(4)	$	N/A	(7)	$	N/A	(7)	$	N/A	(7)
Total	111,082,766						$5,596,232,437			$610,549

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock (“Common Stock”) that become issuable under the Registrant’s 2019 Equity Incentive Plan (“2019 Plan”), the Registrant’s 2019 Employee Stock Purchase Plan (“2019 ESPP”) and the Postmates Inc. 2011 Equity Incentive Plan (the “Postmates Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration, which results in an increase in the number of outstanding shares of Common Stock.
(2)	Represents shares of Common Stock that were added to the shares available for issuance under the 2019 Plan on January 1, 2021 pursuant to the automatic increase feature of such plan, which provides that the number of shares reserved for issuance under the 2019 Plan will automatically increase on January 1st each calendar year for ten years, starting on January 1, 2020 and ending on and including January 1, 2029, by the lesser of (a) five percent (5.0%) of the total number of the Registrant’s capital stock outstanding as of December 31st of the immediately preceding calendar year or (b) a number determined by the Registrant’s board of directors.
(3)	Represents shares of Common Stock that were added to the shares available for issuance under the 2019 ESPP on January 1, 2021 pursuant to the automatic increase feature of such plan, which provides that the number of shares reserved for issuance under the 2019 ESPP will automatically increase on January 1st each calendar year for ten years, starting on January 1, 2020 and ending on and including January 1, 2029, by the lesser of (a) one percent (1.0%) of the total number of the Registrant’s capital stock outstanding as of December 31st of the immediately preceding calendar year or (b) 25,000,000 shares, or (c) a number determined by the Registrant’s board of directors.
(4)	Represents shares of Common Stock issuable pursuant to outstanding awards under the Postmates Plan assumed by the Registrant upon the consummation of the Registrant’s acquisition of Postmates Inc. on December 1, 2020.
(5)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $51.72 per share, which is the average of the high and low selling prices per share of the Registrant’s Common Stock on February 26, 2021 as reported by the New York Stock Exchange.
(6)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $43.96 per share, which is 85% of the average of the high and low selling prices per share of the Registrant’s Common Stock on February 26, 2021 as reported by the New York Stock Exchange.
(7)	The proposed maximum offering price per share and proposed maximum aggregate offering price were calculated and all filing fees payable in connection with the issuance of these securities were previously paid in connection with the filing of the Registrant’s Registration Statement on Form S-4 (File No. 333-242307), originally filed with the Securities and Exchange Commission on August 7, 2020.

PART I

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Uber Technologies, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (i) an additional 92,489,696 shares of the Registrant’s common stock, par value $0.00001 per share (the “Common Stock”), to be issued pursuant to the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”), (ii) an additional 18,497,939 shares of Common Stock to be issued pursuant to the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”) and (iii) an additional 95,130 shares of Common Stock to be issued pursuant to the Postmates Inc. 2011 Equity Incentive Plan (the “Postmates Plan”). The Registrant previously registered (a) 130,000,000 shares of Common Stock that are or may become issuable under the 2019 Plan and 25,000,000 shares of Common Stock that are or may become issuable under the 2019 ESPP pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-231430) filed with the Commission on May 13, 2019, (b) an additional 88,027,075 shares of Common Stock that are or may become issuable under the 2019 Plan and an additional 17,166,767 shares of Common Stock that are or may become issuable under the 2019 ESPP pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-235776) filed with the Commission on January 2, 2020 and (c) 12,863,652 shares of Common Stock that are or may become issuable under the Postmates Plan pursuant to the Registrant’s Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File No. 333-242307) filed with the Commission on December 1, 2020 (collectively, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein.

PART II

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission by the Registrant are hereby incorporated into this Registration Statement by reference (other than information in such filings deemed, under Commission rules or otherwise, not to have been filed with the Commission):

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 1, 2021;

2.	The Registrant’s Current Reports on Form 8-K (other than information furnished rather than filed), filed with the Commission on January 19, 2021, January 20, 2021 and February 2, 2021; and
3.	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on May 7, 2019, including any amendments or reports filed for the purpose of updating this description, and any amendments or reports filed for the purposes of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement (other than information in such filings deemed, under Commission rules or otherwise, not to have been filed with the Commission), and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document that is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.           EXHIBITS

The exhibits to this Registration Statement are listed below:

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

99.1(4)	2019 Equity Incentive Plan and related forms of award agreements.

99.2(5)	2019 Employee Stock Purchase Plan.

99.3(6)	Postmates Inc. 2011 Equity Incentive Plan and related forms of award agreements.

99.4	Form of Stock Option Assumption Notice - Postmates Options.

99.5	Form of RSU Assumption Notice - Postmates RSUs.

99.6	Form of SAR Assumption Notice - Postmates SARs.

(1)	Filed with the Commission on May 14, 2019 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.
(2)	Filed with the Commission on May 14, 2019 as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.
(3)	Filed with the Commission on April 26, 2019 as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230812) and incorporated herein by reference.
(4)	Filed with the Commission on April 11, 2019 as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230812) and incorporated herein by reference.
(5)	Filed with the Commission on April 11, 2019 as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-230812) and incorporated herein by reference.
(6)	Filed with the Commission on December 1, 2020 as Exhibit 4.1 to the Registrant’s Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File No. 333-242307) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 26, 2021.

Uber Technologies, Inc.

By:	/s/ Dara Khosrowshahi
Name: Dara Khosrowshahi
Title: Chief Executive Officer and Director

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoint Dara Khosrowshahi, Nelson Chai, and Tony West, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dara Khosrowshahi	Chief Executive Officer and Director	February 26, 2021
Dara Khosrowshahi	(Principal Executive Officer)

/s/ Nelson Chai	Chief Financial Officer	February 26, 2021
Nelson Chai	(Principal Financial Officer)

/s/ Glen Ceremony	Chief Accounting Officer and Global Corporate Controller	February 26, 2021
Glen Ceremony	(Principal Accounting Officer)

/s/ Ronald Sugar	Chairperson of the Board of Directors	February 26, 2021
Ronald Sugar

/s/ Revathi Advaithi	Director	February 26, 2021
Revathi Advaithi

/s/ Ursula Burns	Director	February 26, 2021
Ursula Burns

/s/ Robert Eckert	Director	February 26, 2021
Robert Eckert

/s/ Amanda Ginsberg	Director	February 26, 2021
Amanda Ginsberg

/s/ Wan Ling Martello	Director	February 26, 2021
Wan Ling Martello

	Director	February 26, 2021
H.E. Yasir Al-Rumayyan

/s/ John Thain	Director	February 26, 2021
John Thain

/s/ David Trujillo	Director	February 26, 2021
David Trujillo